                                                                    Exhibit 10.4

                               ADDENDUM NO. 2 TO
                      THE CALL CENTER SERVICE AGREEMENT,

         dated January 29, 1999, by and between America's Doctor, Inc.
                      and Medical Advisory Systems, Inc.


     THIS ADDENDUM NO. 2 to The Call Center Service Agreement, dated July 2, 1998, between America's Doctor, Inc. and Medical Advisory Systems, Inc. (the "Addendum No, 2") is effective - day of January, 1999 (the "Effective Date"), by and between America's Doctor, Inc., a Delaware Corporation ("AD") or the "Company") and Medical Advisory Systems, Inc., a Delaware Corporation ("MAS")

     WHEREAS, AD is a company headquartered at 11403 Cronridge Drive, Suite 200, Owings Mills, Maryland 21117, formed to implement real time medical information and related services via the Internet; and

     WHEREAS, MAS is a company headquartered at 8050 Southern Maryland Boulevard, Owings, Maryland 20736 (the "MAS Office"), providing medical assistance products and services twenty-four hours (24) a day, utilizing a worldwide telecommunications system; and

     WHEREAS, AD and MAS entered into a Call Center Service Agreement, dated July 2, 1998 (the "Original Call Center Agreement") which outlined the terms of MAS operation of AD's Call Center (as that term is defined in the Original Call Center Agreement) from the MAS Office, which Original Call Center Agreement was amended and clarified, pursuant to the provisions of Addendum Number One to the Call Center Agreement, effective October 30, 1998, by and between AD and MAS ("Addendum No. 1), and

     WHEREAS, MAS is currently operating the AD Call Center from the MAS Office and is in compliance with the terms of the Original Call Center Agreement, as amended by Addendum No. 1 (collectively the "Call Center Agreement"); and

     WHEREAS. the parties wish to clarify and modify certain terms of the Call Center Agreement:

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows

     1. The foregoing recitals are incorporated as part of this Addendum No. 2 as if fully set forth herein,

     2. Pursuant to the provisions of this Addendum No. 2, Section 20 of the Call Center Agreement will be amended and restated in its entirety as follows:

    "20.  Indemnification and Insurance
          -----------------------------
          (a) AD hereby agrees to indemnify, hold harmless and defend MAS, any affiliate or subsidiary of MAS which engages the Physicians and/or the Health Staff, the Physicians and the Health Staff from and against any and all claims of any nature whatsoever arising directly from the operation of the Call Center brought against MAS, any affiliate or subsidiary of MAS which engages the Physicians and/or the Health Staff, the Physicians and/or Health Staff provided that there is no finding that MAS, any affiliate or subsidiary of MAS which engages the Physicians and/or the Health Staff, the Physicians and/or the Health Staff has not complied with all of the protocols and procedures for operating the Call Center agreed to between MAS and AD.

          (b) AD shall at all times during the term of this Service Agreement maintain general liability business insurance with coverage limits of Two Million Dollars ($2,000.000) per occurrence and Six Million Dollars ($6,000,000) in the aggregate. In addition, AD will make reasonable business efforts to have MAS named as an additional Insured under said general liability insurance policy.

          (c) In the event that MAS or the affiliate or subsidiary of MAS which engages the Physicians and/or the Health Staff reasonably incurs an increase in its malpractice insurance coverage over and above the current annual premium payment of MAS in the amount of $22,000 for the employment of the Physicians and Health Staff, then AD will reimburse MAS or the affiliate or subsidiary of MAS which engages the Physicians and/or the Health Staff for any annual premium expense in excess of the aforesaid current annual premium payment."

     3. All other terms and conditions of the Call Center Agreement shall remain in full force and effect.

     4. This Addendum No. 2 shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its conflict of laws principles.

     5. This Addendum No. 2 shall be binding upon the parties hereto and their respective successors and assigns, but this shall not be deemed to permit any assignment not permitted pursuant to the Call Center Agreement.

     6. Any provision of this Addendum No. 2 which shall prove to be invalid, void or illegal shall in no way affect, impair of invalidate any other provision hereof and such other provision shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Addendum No. 2 to be effective as of this 29 day of January, 1999.

ATTEST                                AMERICA'S DOCTOR, INC.


______________________________        by: /s/ Scott Rifkin, M.D.
                                         -------------------------
                                      Scott Rifkin, M.D., President


ATTEST                                MEDICAL ADVISORY SYSTEMS, INC


______________________________        by: /s/ Ronald Pickett
                                         -------------------
                                      Ronald Pickett, President



READ AND AGREED TO:
PREMIER RESEARCH WORLDWIDE, LTD.


By: /s/ Joel Morganroth M.D.
   -------------------------
   Joel Morganroth M.D. President